Exhibit 99.1.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Clarity Communication Systems Inc.

We have audited the accompanying balance sheets of Clarity Communication Systems Inc., an Illinois S-Corporation (the "Company") as of December 31, 2006 and December 31, 2005, and the related statement of operations, changes in stockholder equity (deficit) and cash flows for the year ended December 31, 2006 .  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarity Communication Systems Inc. as of December 31, 2006 and 2005  and the related results of their operations and their cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B, the Company incurred a net loss of $1.8 million during the nine month period year ended September 30, 2007, and, during 2006 and 2007 the Company incurred debt that cannot be satisfied with existing funding commitments.  These factors, among others, as discussed in Note B to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Grant Thornton LLP

Chicago, Illinois
November 30, 2007

FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC. FOR THE YEAR ENDED DECEMBER 31, 2006

Clarity Communication Systems, Inc.
BALANCE SHEETS
December 31,

ASSETS	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$ 1,547,831	$ 3,592,770
Accounts receivable	734,014	1,667,519
Prepaid expenses and other current assets	107,802	166,780

Total current assets	2,389,647	5,427,069

PROPERTY AND EQUIPMENT, NET	245,425	241,861

INTANGIBLE ASSETS, net of accumulated amortization	95,000	125,000

TOTAL ASSETS	$ 2,730,072	$ 5,793,930

Clarity Communication Systems, Inc.
BALANCE SHEETS - CONTINUED
December 31,

LIABILITIES AND STOCKHOLDER (DEFICIT) EQUITY	2006	2005

CURRENT LIABILITIES
Accounts payable	$ 82,280	$ 162,365
Accrued expenses	302,505	824,748
Deferred revenue and other accrued liabilities	611,976	1,528,408
Note payable to sole stockholder	2,000,000	-

Total current liabilities	2,996,761	2,515,521

Total liabilities	2,996,761	2,515,521

STOCKHOLDER (DEFICIT) EQUITY
Common stock, $1.00 par value; 1,000 shares
authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	9,000	9,000
Retained (deficit) earnings	(276,689)	3,268,409

Total stockholder (deficit) equity	(266,689)	3,278,409

TOTAL LIABILITIES AND
STOCKHOLDER (DEFICIT) EQUITY	$ 2,730,072	$ 5,793,930

Clarity Communication Systems, Inc.
STATEMENT OF OPERATIONS
Year ended December 31,

2006

Net sales	$ 8,983,165

Operating expenses
Cost of sales	3,025,314
Development	4,131,878
Selling and marketing	383,774
General and administrative	1,402,909

Total operating expenses	8,943,875

Net operating income	39,290

Other income (expense)
Interest income	29,324
Other income (expense), net	-

Other income, net	29,324

NET INCOME	$ 68,614

Clarity Communication Systems, Inc.
STATEMENT OF CHANGES IN STOCKHOLDER (DEFICIT) EQUITY
Year ended December 31, 2006

		Additional		Total
	Common	paid-in	Retained	stockholder
	stock	capital	(deficit) earnings	(deficit) equity

Balance at January 1, 2006	$ 1,000	$ 9,000	$ 3,268,409	$ 3,278,409

Stockholder distributions	-	-	(3,613,712)	(3,613,712)

Net income			68,614	68,614

Balance at December 31, 2006	$ 1,000	$ 9,000	$ (276,689)	$ (266,689)

Clarity Communication Systems, Inc.
STATEMENT OF CASH FLOWS
Year ended December 31,

2006
Cash flows from operating activities
Net income	$ 68,614
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	105,327
Changes in assets and liabilities
Accounts receivable	933,505
Prepaid expenses and other assets	58,978
Accounts payable	(80,085)
Accrued expenses	(522,243)
Deferred revenue	(916,431)

Net cash used in operating activities	(352,335)

Cash flows from investing activities
Purchases of property and equipment	(78,892)

Net cash used in investing activities	(78,892)

Cash flows from financing activities
Distributions to stockholder	(3,613,712)
Proceeds from note payable	2,000,000

Net cash used in financing activities	(1,613,712)

Net decrease in cash and cash equivalents	(2,044,939)

Cash and cash equivalents at beginning of year	3,592,770

Cash and cash equivalents at end of year	$ 1,547,831

Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes	$ -
Interest	-

NOTES TO FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC. FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A - DESCRIPTION OF BUSINESS

Clarity Communication Systems, Inc. (“Clarity” or the “Company”) develops communications products within wireless communication systems. The Company provides solutions to OEMs and wireless operators on a contract basis and also develops unique products, including Push-to-Talk and/or location-based solutions. Its products and services are typically client applications downloaded onto wireless handsets, as well as the infrastructure to support such applications in certain circumstances.  The Company has historically marketed its products and services to cellular and wireless telecommunications service providers and OEM’s located primarily in the United States.

NOTE B – REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  Based upon unaudited financial information, the Company has sustained substantial losses in the nine months ending September 30, 2007, of $1.8 million and has negative working capital and a retained deficit $2.4 million and $2.1 million, respectively, as of September 30, 2007.  In addition, the Company has used, rather than provided, cash in its operations.

The Company continues to seek alternative financing solutions and is evaluating strategic alternatives, including the potential sale of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  Interest income is earned on the certificates of deposit for the benefit of the Company.

Concentration of Credit Risk

One customer (a Fortune 500 company in the telecommunications industry) accounted for 100% of accounts receivable as of December 31, 2006 and 2005.  Sales to the one customer for the year ended December 31, 2006 was nearly 100% of total revenues.

Accounts Receivable

The majority of the Company’s accounts receivable is due from companies in the telecommunications industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are typically due within 30 days or 45 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms, are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance could be materially different if economic conditions change or actual results deviate from historical trends.  As of December 31, 2006 and 2005, accounts receivable were fully collectible and no allowance for doubtful accounts was required.
Revenue recognition

The Company recognizes revenue for contract product development arrangements when certain performance milestones are achieved, as determined by the buyer.

Certain of the Company’s customer arrangements encompass multiple deliverables. Accounting for these arrangements is in accordance with Emerging Issues Task Force (“EITF”) No. 00-21,“Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). If the deliverables meet the criteria in EITF 00-21, the deliverables are separated into separate units of accounting, and revenue is allocated to the deliverables based on their relative fair values. The criteria specified in EITF 00-21 are that the delivered item has value to the customer on a stand-alone basis, there is objective and reliable evidence of the fair value of the undelivered item, and if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor. Applicable revenue recognition criteria is considered separately for each separate unit of accounting.

Management applies judgment to ensure appropriate application of EITF 00-21, including value allocation among multiple deliverables, determination of whether undelivered elements are essential to the functionality of delivered elements and timing of revenue recognition, among others. For those arrangements where the deliverables do not qualify as a separate unit of accounting, revenue from all deliverables is treated as one accounting unit and recognized over the term of the arrangement.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over the estimated useful lives of the assets using both straight line and accelerated methods. The accelerated method used is the double declining balance method. Software is amortized over 3 years utilizing the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the term of the lease.  The useful lives assigned to property and equipment for the purpose of computing depreciation follow:
Automobiles	5 years
Office equipment	3 to 5 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Expenditures for major additions improvements are capitalized while maintenance and repairs are expensed as incurred.

Long-Lived Assets and Long-Lived Assets to Be Disposed Of

In accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company, with the consent of its stockholder, has elected, under the Internal Revenue Code, to be taxed as an S-Corporation. The stockholder of an S-Corporation is taxed on the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the Company’s financial statements.

Advertising Costs

Advertising costs are charged to expense in the period incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.
Fair Value of Financial Instruments

Cash and cash equivalents are reported at their fair values in the balance sheets. The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of these financial instruments. Notes payable have an interest rate that approximates current market values; therefore, the carrying value approximate fair value.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159. “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. This statement is effective for the Company beginning January 1, 2008. The Company does not expect SFAS 159 to have a material impact on the financial statements.

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 on January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on the financial statements when adopted.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment as of December 31 is as follows:

	2006	2005
Equipment	$ 406,275	$ 353,067
Furniture and Fixtures	164,272	164,273
Leasehold Improvements	124,008	124,008
Automobiles	99,183	99,182
Construction in progress	25,683	-
Less accumulated depreciation and amortization	(573,996)	(498,669)
Net property and equipment	$ 245,425	$ 241,861

Depreciation and amortization expense for the year ended December 31, 2006 was $75,327.

NOTE E - INTANGIBLES

In 2004, the Company entered into an agreement to license the rights to certain software equipment developed and manufactured by another company. The purchase price paid for the license was $150,000, which represented its fair value. This amount was recorded as an intangible asset and is being amortized over the period of its estimated benefit life of 5 years. At December 31, 2006 and 2005, accumulated amortization was $55,000 and $25,000. Amortization expense recognized for the year ended December 31, 2006 is $30,000.

NOTE F - COMMITMENTS AND CONTINGENCIES

The Company leases its facilities and office space, as well as some testing and office equipment. Under the terms of its lease in Aurora, IL, which expires July 2009, the Company is responsible for proportionate real estate taxes and operating expenses.

Future minimum payments under non-cancelable leases are as follows:

Years ending December 31,
2007	$ 172,226
2008	177,393
2009	105,267

NOTE G – PHANTOM STOCK PLAN

In February 2004, the Company established the Clarity Communication Systems, Inc. Phantom Stock Plan (“Plan”).  Eligibility and the granting of awards in the Plan are at the discretion of the sole stockholder.  Rights under the Plan only vest in the event of a change in control, as defined in the Plan.  In the event of employment termination with the Company, or death, the rights granted to the employee under the Plan also terminate and are forfeited.  As of December 31, 2006, a change in control event was not probable, and as such, no expense has been recognized in the financial statements.

NOTE H – NOTE PAYABLE TO SOLE STOCKHOLDER

On December 31, 2006, the Company received $2,000,000 of debt financing in the form of a note with its sole stockholder.  Interest is stated at 4.7% per annum and the note and accrued interest is due upon demand.  There are no financial covenants or collateral associated with this note.

NOTE I – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering all employees who meet prescribed service requirements. The plan provides for deferred salary contributions by the plan participants and the opportunity for a Company contribution. During 2006, the Company made no contribution to employee accounts under the plan.

NOTE J – SUBSEQUENT EVENT

On November 13, 2007, the Company and ISCO International, Inc. (“ISCO”), entered into a Plan of Merger, pursuant to which ISCO would acquire the Company (the “Merger”).

Pursuant to the Merger Agreement, ISCO would issue up to an aggregate of 40.0 million shares of ISCO common stock (closing common stock price was $0.24 as of November 13, 2007) in exchange for all of the Company’s stock.  Of the total number of shares ISCO may issue in the merger, 20.0 million shares would be issuable upon closing (subject to adjustment if the amount of total liabilities on Clarity’s closing balance sheet, subject to certain exceptions, exceeds $1.5 million), 2.5 million shares would be issuable on each of the first and second anniversaries of closing (subject any indemnification claims pursuant to the Merger Agreement) and 3.75 million shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds.

In the event the Merger is completed, the participants in the Phantom Stock Plan are eligible to receive benefits.  The sole stockholder would receive approximately 65% of the shares issued in connection with the Merger while the Phantom Stock Plan participants would receive approximately 35% of the shares issued in connection with the Merger.

During 2007, the Company entered into a credit line arrangement with American Chartered Bank.  The first draw on this credit line took place during October 2007.  As of November 30, 2007, approximately $0.6 million had been drawn on this credit line.